EXHIBIT 23
                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report on page 17 of this Form 10-K by reference in the prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-67983, 2-54995 and 33-43902) and on Form S-4 (No. 33-32091) of W.W. Grainger, Inc.


	GRANT THORNTON LLP


Chicago, Illinois
March 24, 1995

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